Exhibit 99.2

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the “Agreement”), dated as of the 6th day of April, 2012, by and between Arrakis Oil Recovery, LLC., a Delaware limited liability corporation (“ARRAKIS”), Phoenix Metals, Inc. dba Imperial Chemical Company, a Texas corporation (“ICC”) and Peak Concepts, LLC, an Indiana limited liability corporation acting herein on behalf of an entity to-be-formed as described in Paragraph 1.01(b) below (“PEAK”). (ARRAKIS AND PEAK are sometimes collectively referred herein as “Joint Venture Partners”).

W I T N E S S E T H :

WHEREAS, the Board of Directors of ARRAKIS, ICC and PEAK deem it advisable and in the best interests of each company to enter into this Agreement; and

WHEREAS, PEAK and ARRAKIS desire to form a Joint Venture (the Joint Venture shall be managed by a newly formed entity named, MidAmerica Oil Sands, LLC, (“MIDAMERICA”) a Kentucky limited liability corporation, for reference purposes herein) for use in securing loans, acquiring and operating oil sand properties, interests or companies, or any other purpose deemed appropriate and in furtherance of the goals of the Joint Venture by the Joint Venture Manager; and

WHEREAS, ARRAKIS and PEAK each has expertise in the acquisition, exploration, management and operation of oil and natural gas properties, interests and companies;

WHEREAS, ARRAKIS has certain rights to oil sands recovery technology through its Technology License Agreement with Proven Engineering & Technologies, LLC, which is attached hereto as Exhibit “A” and ICC owns certain exclusive rights to manufacture, distribute and sell the surfactant chemical, SANDKLENE 950 used in the oil sands recovery technology attached hereto as Exhibit “B”;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1. Obligations of The Parties

1.01(a). Obligations of PEAK: Subject to (a) acceptable review by PEAK of the due diligence materials including the Technology License Agreement and written documentation of ICC’s rights to manufacture, distribute and sell SANDKLENE 950,(b) the formation of MIDAMERICA and execution of the MIDAMERICA Operating Agreement by PEAK and ARRAKIS, and (c) execution by PEAK and ARRAKIS of the Joint Operating Agreement

described in Paragraph 1.04 hereinbelow, PEAK agrees to (a.) advance to MIDAMERICA, initial funds of $ 125,000.00 US on or before May 1, 2012 to provide MIDAMERICA with the funds to begin site preparation at the ARRAKIS Central Processing Site, leasing and permitting of additional acreage for oil sands development and an additional $250,000 on or before May 30, 2012 and subject to receipt by ARRAKIS of its mining permit, to begin transportation of the oil sands processing unit owned by ARRAKIS and located at Proven Engineering & Technologies LLC (“Proven”) at its facility in Houston, Texas and for working capital purposes, including but not limited to the payment of the existing overhead of ARRAKIS that will become dedicated to the tar sands project developed on behalf of MIDAMERICA (“MIDAMERICA PROJECT”) and (b.) subject to completion of permitting on the Arrakis Central Processing Site, advance to MIDAMERICA additional funds totaling $375,000.00 US on or before June 30, 2012 to be used by MIDAMERICA to acquire mining equipment and construct facilities, including a process building located at the Arrakis Central Processing Site and begin mining operations on acreage acquired by MIDAMERICA. MIDAMERICA and PEAK agree that any funds advanced to MIDAMERICA by PEAK will be placed into a segregated bank account to be administered by the Joint Venture Manager for the benefit of the MIDAMERICA and the Joint Venture. Furthermore, in the event that any funds are used by MIDAMERICA to support overhead or other out-of-pocket costs related to the business of the Joint Venture, including costs paid by MIDAMERICA on behalf of ICC, any and all revenues derived from sales of products by ICC shall first be used to repay the advances from MIDAMERICA. PEAK shall be granted a first priority lien on the real estate and any improvements thereon comprising the ARRAKIS Central Processing Site and the ARRAKIS oil sand processing unit until such time as all funds advanced to ARRAKIS or ICC have been paid in full.

1.01(b). Entity To-Be-Formed: The Parties acknowledge and agree that PEAK CONCEPTS LLC is acting herein on behalf of and as a placeholder for an investment entity yet to be formed, and that this Agreement is entered into at this time in order to move the project forward even though such investment entity has not yet been legally formed. It is anticipated that such entity will be organized under the laws of Indiana and will take the form of either a General or Limited Partnership or a Limited Liability Company, and that PEAK CONCEPTS LLC may serve as Manager thereof, all depending upon the advice of PEAK’s tax and legal advisors. Except as may be otherwise expressly provided herein, all references herein to PEAK shall be deemed to mean and refer to such entity to-be-formed, all rights accruing to PEAK hereunder shall be deemed to inure to the benefit of such entity to-be-formed, and all obligations of PEAK provided for hereunder and shall be assumed by and be binding upon such entity to-be-formed and not upon PEAK CONCEPTS LLC who shall have no obligations hereunder other than to cause said entity to be formed for the purposes expressed herein.

1.02. Obligations of ARRAKIS: ARRAKIS agrees to (a.) assign to MIDAMERICA a Technology Sub-License Agreement as attached hereto in Exhibit “C” and (b.) convey by Warranty Deed to MIDAMERICA the 121 acres located in Logan County, Kentucky to be used as the ARRAKIS Central Processing Site and the rights to the tar sand processing unit located in Houston, TX to be moved to Logan County, Kentucky; (c.) assign to MIDAMERICA its interest in any and all leased acreage for oil sand mining and extraction located in Logan County, Kentucky; (d.) arrange for the formation of MIDAMERICA in the State of Kentucky, and (e.) allow MIDAMERICA to manage the installation of equipment and operations of the ARRAKIS Central Processing Site.

1.03 Obligations of ICC: ICC agrees to provide SANDKLENE 950, the chemical surfactant used in the oil sands technology process to MIDAMERICA in accordance with purchase orders submitted by MIDAMERICA to ICC and at an initial retail cost equal to $16.75 per gallon consistent with the retail price of SANDKLENE 950 offered for sale by ICC to other non-related entities. Nothing contained herein shall preclude ICC from increasing or decreasing the retail price of SANDKLENE 950 from time-to-time as it may, in its sole judgment determine, provided that ICC shall offer its products to MIDAMERICA at the same price as other non-related third parties. To the extent that MIDAMERICA makes cash advances to ICC or on behalf of ICC, ICC agrees to promptly return such advances out of the first proceeds of any receipts from the sales of chemicals.

1.04 Obligations of Joint Venture Manager. MIDAMERICA agrees to manage the Joint Venture assets on behalf of the Joint Venture Partners in a good and workmanlike manner and for the mutual benefit of the Joint Venture Partners. ARRAKIS and PEAK shall enter into a mutually agreeable Joint Operating Agreement (“JOA”) to define the operations to be undertaken by MIDAMERICA and the Joint Venture Manager. ARRAKIS and PEAK shall each appoint one (1) member to a Management Committee to be established in connection with the JOA with the authority to oversee and direct the operations of the Joint Venture Manager and MIDAMERICA. The Joint Venture Partners agree that Aaron M. Wilson, will be the designated as the initial Managing Member of MIDAMERICA and will manage the operations of the Joint Venture as its initial Joint Venture Manager at the direction of the Management Committee. The Joint Venture Manager will operate or cause to be operated the properties acquired in compliance with all local, state and federal laws and regulations. The Joint Venture Manager will file or cause MIDAMERICA to file and maintain all permits, bonds, including reclamation bonds, and liability and pollution insurance (with coverage in amounts acceptable to ARRAKIS and PEAK) for the benefit of the Joint Venture Partners in connection with the ownership and development of the properties acquired and under the control of MIDAMERICA and shall be responsible for management of the proposed oil sands recovery facilities to be conducted by MIDAMERICA. The Joint Venture Manager shall be responsible for timely disbursements to royalty owners, working interest owners, joint venture partners or other partners in connection with proceeds from the sale of oil or other products sold by MIDAMERICA.

2. Representations and Warranties of PEAK

PEAK CONCEPTS LLC represents and warrants to ARRAKIS that the statements contained in this Section 2 are correct and complete as of the date of this Agreement.

2.01 Organization, Qualification and Corporate Power. PEAK CONCEPTS LLC is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. PEAK CONCEPTS LLC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. PEAK CONCEPTS LLC has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.02 Authorization. PEAK CONCEPTS LLC has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of PEAK CONCEPTS LLC as expressly limited by Paragraph 1.01(b), enforceable in accordance with its terms and conditions. PEAK CONCEPTS LLC need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency, or other person in order to consummate the transactions contemplated by this Agreement.

2.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which PEAK CONCEPTS LLC is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which PEAK CONCEPTS LLC is a party or by which it is bound or to which any of its mining claims, leases or licenses are subject.

2.04 Speculative Nature and Risk. Acting on behalf of the entity to-be-formed, PEAK CONCEPTS LLC (a) understands and acknowledges the speculative nature of and substantial risk of loss associated with an investment in the Joint Venture and in MIDAMERICA; (b) further acknowledges that there is no guarantee that the Joint Venture or MIDAMERICA will economically acquire, recover or sell a sufficient volume of oil or other products on acceptable terms to allow the business of the Joint Venture or MIDAMERICA to proceed as currently planned; (c) in agreeing to participate in the Joint Venture and MIDAMERICA, acknowledges that it constitutes an investment which will be suitable and consistent with its financial condition and that it will be able to bear the risks of this investment for an indefinite period of time, which may include the total loss of its investment; and (d) further represents that it will have adequate means of providing for its current financial needs and corporate contingencies and no need for liquidity in its investment in the Joint Venture and MIDAMERICA and that it has sufficient financial and business experience to evaluate the merits and risks of this investment.

3. Representations and Warranties Concerning ARRAKIS.

ARRAKIS represents and warrants to PEAK that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

3.01 Organization, Qualification and Corporate Power. ARRAKIS is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ARRAKIS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. ARRAKIS has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

3.02 Authorization. ARRAKIS has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of ARRAKIS, enforceable in accordance with its terms and conditions. ARRAKIS need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency, or other person in order to consummate the transactions contemplated by this Agreement.

3.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will by violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the ARRAKIS is subject or any provision of its Certificate of Incorporation or Bylaws of ARRAKIS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which ARRAKIS is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. ARRAKIS is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for ARRAKIS to consummate the transactions contemplated by this Agreement.

3.04 Speculative Nature and Risk. ARRAKIS understands and acknowledges the speculative nature of and substantial risk of loss associated with an investment in the Joint Venture and MIDAMERICA. ARRAKIS further acknowledges that there is no guarantee that the Joint Venture and MIDAMERICA will economically acquire, recover or sell a sufficient volume of oil and natural gas on acceptable terms to allow the business of the Joint Venture and MIDAMERICA to proceed as currently planned. In agreeing to participate in the Joint Venture and MIDAMERICA, ARRAKIS acknowledges that it constitutes an investment which is suitable and consistent with its financial condition and that it is able to bear the risks of this investment for an indefinite period of time, which may include the total loss of its investment. ARRAKIS further represents that it has adequate means of providing for its current financial needs and corporate contingencies and no need for liquidity in its investment in the Joint Venture and MIDAMERICA and that it has sufficient financial and business experience to evaluate the merits and risks of this investment.

4. Object of the Joint Venture and MIDAMERICA

4.01 Object and Scope. The purpose of the Joint Venture and MIDAMERICA is to produce heavy oil or bitumen from tar sands in Kentucky using the technology sublicense granted by ARRAKIS and to obtain financing for MIDAMERICA to allow (i.) the relocation and installation of the oil sands recovery unit located at Proven’s facility in Houston, Texas to the ARRAKIS Central Processing Site in Logan county, Kentucky; (ii.) to provide funds to conduct an expanded leasing and permitting program to acquire new tar sand leases that can be developed for the recovery or heavy oil or bitumen from oil sands and for working capital for operations and (iii.) to install and operate an initial facility to recover and sell heavy oil or bitumen from oil sands using the technology licensed to MIDAMERICA.

5. Term of the Joint Venture

5.01 Term. The term of the Joint Venture shall continue until as long as heavy oil or bitumen is produced and sold in economic quantities by MIDAMERICA in accordance with the terms of the mineral leases to be acquired by MIDAMERICA, subject to the termination provisions of Section 8.0 below.

6. Ownership of the Joint Venture and of MIDAMERICA

6.01 Ownership. PEAK and ARRAKIS shall own the Joint Venture and MIDAMERICA, including all assets and facilities constructed or acquired on behalf of the Joint Venture and MIDAMERICA and any distributions of cash or assets of the Joint Venture and MIDAMERICA in the following amounts:

PEAK – 50%        ARRAKIS – 50%

6.02 Distributions. The Joint Venture Manager agrees to disburse or cause MIDAMERICA to disburse net proceeds from the Joint Venture and MIDAMERICA on a monthly basis to the Joint Venture Partners. Net proceeds are defined as that portion of monthly revenue which exceeds monthly expenses and after payment of any principal and interest due, including all overhead charges associated with the operations of MIDAMERICA. ARRAKIS and PEAK agree that MIDAMERICA shall be entitled to retain up to fifty (50%) of the distributions made during the first 12 months of operations of the Central Processing Facility for expansion of the MIDAMERICA Project. MIDAMERICA Project expansion shall include (i.) installation of additional processing units to increase capacity; (ii.) installation of additional mining equipment designed to reduce costs or increase capacity and (iii.) leasing and permitting additional acreage within Logan County, Kentucky.

6.03 Accounting. The Joint Venture Manager shall provide quarterly accounting summaries including Balance Sheets and Income Statements for MIDAMERICA to the Joint Venture Partners in conjunction with those accounting reports prepared by ARRAKIS for its public reporting requirements. The Joint Venture Partners agree that MIDAMERICA shall pay its proportionate share of any third party accounting fees incurred with respect to such reports, tax filings and annual audits. The fiscal year-end for MIDAMERICA shall be July 31.

7. Financing of the Joint Venture and MIDAMERICA

7.01 Financing. The Joint Venture Partners hereby agree that, subject to approval by ARRAKIS and PEAK, MIDAMERICA may from time-to-time seek and obtain financing to further the operations and scope of the Joint Venture, including but not limited to, bank loans, equipment financing loans, equity participation financing, receivables financing, reserve-based financing and any other type of debt or equity financing as MIDAMERICA may deem appropriate to expand, develop or accelerate the development of its business.

8. Termination of the Joint Venture

8.01 Termination. The Joint Venture may be terminated by either party by giving 30 days written notice of its intent to terminate in the event of the following: (a.) the failure of the Joint Venture or MIDAMERICA to receive the funding from PEAK referred to in Section 1 hereto on or before May 1, 2012 and May 30, 2012, respectively; (b.) the failure of PEAK to advance the final funds to the Joint Venture or MIDAMERICA on or before June 30, 2012, subject to any mutually agreeable extensions or delays in construction or to the Closing Date; or (c.) by mutual consent and agreement of the Parties hereto.

8.02 Effect of Termination. In the event of termination of the Joint Venture as a result of Section 8.01 (a.) above, and prior to the advancement of funds by PEAK to MIDAMERICA, neither party shall have any obligation or liability to the other arising out of the termination or its actions or the failure of its actions provided all indebtedness, if any, of the Joint Venture has been satisfied in full. In the event that PEAK has advanced a portion of the funds as provided above, but has not completed its obligations with respect to all of the funds as provided in Section 1.01(a) above and no further extensions have been granted, then MIDAMERICA shall issue to PEAK a Promissory Note in the amount of the total funds advanced due and payable together with accrued interest thereon on the one year anniversary of the date of termination. The Promissory Note shall provide for the accrual of interest at the rate of ten (10%) per annum and shall be secured by a lien on the assets of MIDAMERICA. Notwithstanding the foregoing, in the event that PEAK has advanced Fifty Percent (50%) or more of the total funds as provided in Paragraph 1.01(a) above but has not completed its obligations with respect to all of the funds as provided therein and no further extensions have been granted, then PEAK shall have the option but not the obligation to receive a reduced equity interest in MIDAMERICA and the Joint Venture proportionate to the amount of funds actually advanced. For example, if PEAK advances a total of $600,000 instead of the full $750,000 specified in Paragraph 1.01(a), then PEAK would be entitled to receive a 40% equity interest in MIDAMERICA and the Joint Venture (600,000/750,000 = 80% multiplied by 50% equity interest it would receive if it advances the full $750,000 = 40% reduced equity interest).

In the event the Joint Venture is terminated in accordance with 8.01 (c.), each party is entitled to an assignment of its proportionate interest in the Joint Venture’s assets, liabilities and operations. Upon termination of the Joint Venture under any event, PEAK shall immediately assign its membership interest in MIDAMERICA to ARRAKIS.

9. General.

9.01 Brokers and Finders. Each Party hereto agrees that neither party has any obligation with respect to any broker, agent, and finder and that no finder’s fees or agent’s commission in connection with this Agreement or on account of the transactions contemplated by this Agreement is due.

9.02 Press Releases and Public Announcements. Either Party may issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties, provided however, that the Party making the public disclosure shall not include the name of the other Party without the prior written consent of that Party. Either Party may issue any public disclosure, it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

9.03 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Indiana.

9.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

If to ARRAKIS:

Arrakis Oil Recovery, LLC.

PO Box 1006

Evansville, IN 47706

Attn: Mr. Jeffrey T. Wilson

President

If to PEAK:

PEAK Concepts, LLC

402 E.Maryland St.

Evansville, IN 47711

Attn: Jeffrey R. Schaperjohn

President

9.05 No Assignment. Subject to any assignments of PEAK’s rights and obligations hereunder to the entity to-be-formed pursuant to the provisions of Paragraph 1.01(b), to which assignment(s) ARRAKIS hereby consents, this Agreement may not be assigned by operation of law or otherwise, without the express written consent of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ARRAKIS OIL RECOVERY, LLC.		IMPERIAL CHEMICAL COMPANY

By:	/s/ Jeffrey T. Wilson	By:	/s/ Jeffrey T. Wilson
	Jeffrey T. Wilson, President		Jeffrey T. Wilson, President

PEAK CONCEPTS, LLC

By:	/s/ Jeffrey R. Schaperjohn
Jeffrey R. Schaperjohn, President

EXHIBIT A

TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT (“Agreement”) is entered into on the 3rd day of March, 2010 (“Effective Date”), by and between Arrakis Oil Recovery, LLC (“ARRAKIS”), a limited liability company registered and existing under the laws of the State of Delaware, United States of America, having its principal address at 9044 Longpoint Road, Houston, TX 77055, and Proven Engineering & Technologies, LLC (“PROVEN”), a limited liability company registered and existing under the laws of the State of Texas, United States of America, having its principal address at 9044 Longpoint Road, Houston TX 77055. PROVEN will be referenced throughout this Agreement as “Licensor.”

RECITALS:

WHEREAS, PROVEN and ARRAKIS desire to enter into this Technology License Agreement.

NOW, THEREFORE, in consideration of the mutual warranties, covenants and obligations set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	PATENT LICENSE GRANT

Licensor hereby grants to ARRAKIS the non-exclusive right, privilege and license, to (i) practice, use and exploit the Intellectual Property; (ii) incorporate the Intellectual Property into processes, methods, and products necessary or convenient for ARRAKIS’s business. The parties acknowledge and agree that the consideration for the grant of the license provided in this Agreement is sufficient consideration for the license granted in this Agreement, and that no separate consideration is required for any such license granted in this Agreement. Intellectual property shall include all the patents, pending patent applications, continuations, continuations in-part, licenses held by Licensor and any future patent applications, or process technology owned or developed by Licensor and useful in the recovery of bitumen and oil from oil and tar sands and limestone rock asphalt. PROVEN’s Patent License Grant shall not extend to the territorial limits of Canada.

2	OWNERSHIP OF INTELLECTUAL PROPERTY

(2.1) ARRAKIS acknowledges and agrees that Licensor shall retain all right, title, and interest in and to the Intellectual Property.

(2.2) Rights to any and all improvements, derivations, continuations or modifications to any part of the Intellectual Property (collectively, “Improvements”), which Improvements were developed or created in whole or in part by PROVEN, including any patentable inventions and patents arising therefrom, shall be the property of PROVEN. All improvements, derivatives, continuations or modifications of the Intellectual Property shall be granted and licensed hereunder to ARRAKIS under this Agreement.

(2.3) Licensor shall, from time to time, and as ARRAKIS shall reasonably require, provide ARRAKIS, at ARRAKIS’s expense, with training, technical support, and advice, relating to use, practice, exercise, implementation, exploitation or commercialization of any aspect of the Intellectual Property.

3.	ROYALTY

Licensee shall pay Licensor a royalty of Five Dollars ($5.00) for each ton (2000 lbs.) of hydrocarbon and/or byproduct such as sand product sold by Licensee or any Sublicensee. All royalties shall be payable monthly on or before the 15th day of each calendar month. Payment shall be made or sent to Licensor or its authorized representative at 9044 Longpoint Road, Houston, Texas 77055.

4.	ASSIGNABILITY

(4.1) No party shall have the right, power or authority to assign this Agreement or all or a portion of its rights or obligations under this Agreement, without the prior written consent of the other party hereto.

(4.2) This Agreement shall be binding upon and inure to the benefit of the heirs, successors, legal representatives and Sublicensees of the parties hereto.

5.	RIGHT TO SUBLICENSE

Licensee shall have the right at any time to sublicense any rights and interest granted to Licensee under the terms and conditions of this Agreement to ARRAKIS’s Members, Imperial Petroleum, Inc. and/or Heskett Holding I, LLC. Such right may be exercised without obtaining the consent of Licensor, but Licensee expressly agrees that Licensee will in so doing, as to any and all Sublicensees, specifically reserve to Licensor all rights and privileges provided in this Agreement for Licensor in respect to Licensee.

6.	FABRICATION OF PROCESSING UNITS

PROVEN shall have the exclusive right to fabricate, manufacture and assemble the equipment and processing unit utilized by ARRAKIS covering the licensed use for exploitation of the intellectual property subject to and at a price of cost plus ten percent (10%). PROVEN shall have sufficient fabrication facilities, equipment and manpower to complete the fabrication of any units ordered by Licensee or Sublicense within 120 days absent catastrophic events or Acts of God. The parties agree, on a best efforts basis, to schedule the fabrication and deployment of the units so as to most efficiently make use of PROVEN’s fabrication facilities. If, in the event PROVEN is bankrupt, insolvent, unwilling or unable to commence or complete the fabrication and manufacturing of a unit, then and in that event, the Licensee or Sublicensees shall have the right to obtain the services of a third party for the purposes of manufacturing, fabricating, constructing and deploying units until such time as PROVEN is able to recommence its operations and meet the timeframe set forth above.

7.	REPRESENTATION AND WARRANTIES

Licensor represents and warrants that:

(a) For the purpose of this Agreement, Licensor solely owns all rights in and to the Intellectual Property that have been granted in this Agreement, and Licensor has the full right to grant the full license described in this Agreement to ARRAKIS.

(b) No pending or threatened Action or judgment has been commenced or filed in connection with the Intellectual Property and there is no pending or threatened claim or dispute in connection with the Intellectual Property.

8.	INDEMNIFICATION

Licensor shall indemnify, defend, and hold PROVEN harmless from and against any loss, liability, cost, claim, damages, judgment or expense of any kind, including, but not limited to, attorneys’ fees, expert fees, and costs of suit, arising out of or in any way related to ARRAKIS’s exercise of the rights granted in this Agreement or any breach of Licensor’s representations and warranties set forth in this Agreement.

9.	PERFORMANCE

(9.1) Maintenance of Intellectual Property. Licensor shall, at Licensor’s sole expense, diligently prosecute and maintain intellectual property protection for the Intellectual Property, including by maintaining and filing patent applications, and by taking all steps necessary to ensure that any portion of the Intellectual Property that may be subject to trade secret protection is treated as a trade secret, including by making all reasonable efforts to guard the secrecy of such material.

(9.2) Control of Infringement Litigation. ARRAKIS shall use reasonable business efforts to detect any unauthorized use of the Intellectual Property, and ARRAKIS shall report to Licensor in writing any known or suspected cases of unauthorized or infringing uses. Thereafter, Licensor shall, within thirty (30) days of receipt of ARRAKIS’s notice of infringement or possible infringement either (i) initiate reasonable steps to attempt to terminate such unauthorized or infringing activities or (ii) notify ARRAKIS that it does not intend to pursue the infringer or potential infringer referenced in ARRAKIS’s notice. If Licensor, within the thirty (30) day period referenced in the preceding sentence fails to take action, then ARRAKIS may take action against such infringer or potential infringer, and Licensor shall cooperate fully in any such action, at Licensor’s expense in any legal action against any infringer or potential infringer shall be at the sole expense of the Licensor. Any recovery from such action shall belong to the Licensor.

10.	TERM AND TERMINATION

(10.1) Term: This Agreement shall be effective as of the Effective Date and shall remain in effect until the expiration of the last of Intellectual Property.

(10.2) Use after Expiration of Term: Licensee and Sublicensees shall have the right to continue to use the Intellectual Property even after the expiration of the term of this Agreement.

(10.3) Invalidity of Intellectual Property: When the Intellectual Property is rendered invalid or use, sell, manufacture, practice, implementation and/or exploitation of the Intellectual Property is/are rendered to infringe third party’s intellectual property right, ARRAKIS shall have a right to terminate this Agreement.

11.	MISCELLANEOUS

Entire Agreement: This Agreement represents the entire understanding between the parties with regard to the licensing of the Intellectual Property. This Agreement may not be modified or amended by any oral agreement or representation, but only by a writing signed by an authorized representative of the party against whom the amendment or modification is claimed.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ARRAKIS OIL RECOVERY, LLC		PROVEN ENGINEERING & TECHNOLOGIES, LLC

By:	/s/ Jeffery Wilson	By:	/s/ Gary Stevenson
	Jeffery Wilson, Manager/Member		Gary Stevenson, Manager/Member

AMENDMENT NUMBER ONE TO THE

TECHNOLOGY LICENSE AGREEMENT

OF

ARRAKIS OIL RECOVERY, LLC

This Amendment Number One to the Technology License Agreement (the “Agreement”) is adopted and entered into by and among Proven Engineering & Technologies, LLC, (“Proven or Licensor”) a limited liability company incorporated under the laws of the State of Texas, with its address at 1729 A. Brittmoore Rd, Houston, TX 77043 and Arrakis Oil Recovery, LLC, (“Arrakis or Licensee”), a Delaware limited liability corporation, with a mailing address of P. O. Box 1006, Evansville IN 47706, pursuant to and in accordance with the Limited Liability Company Law of the State of Delaware, as amended from time to time (the “Act”). Terms used in this Agreement which are not otherwise defined shall have the respective meanings given those terms in the Acts.

The parties agree to amend the Technology License Agreement as follows, to-wit:

SECTION ONE

PATENT LICENSE GRANT

Revised as follows by striking the last sentence: “PROVEN’s Patent License Grant shall not extend to the territorial limits of Canada.”

Adding the following sentence in its place: “PROVEN’s Patent License Grant shall be limited to the United States only.”

SECTION THREE

ROYALTY

Revised in its entirety as follows: “Licensee shall pay Licensor a royalty payment equal to two and one half percent (2.5%) of the Gross Revenues (“Royalty Interest”) as actually earned and received by Licensee on a monthly basis within fifteen (15) days of the end of the month. “Gross Revenue” means the revenue of Licensee derived from the use or application of the Technology, and in the case of a licensing fee or royalty charged by Licensee, means that licensing fee or royalty without deduction for expenses, but not including value added taxes applicable.”

SECTION SIX

FABRICATION OF PROCESSING UNITS

Revised in its entirety as follows: “PROVEN shall have the exclusive right to fabricate, manufacture and assemble the equipment and processing unit utilized by ARRAKIS covering the licensed use for exploitation of the Intellectual Property subject to and at a price of cost plus thirty percent (30%). As used in this paragraph, “cost” shall mean the sum of (i.) actual invoice costs for materials (ii.) labor expenses incurred by PROVEN in the construction of the processing units and (iii.) allocated management overhead during the construction period. PROVEN shall have sufficient fabrication facilities, equipment and manpower to complete the fabrication of any units ordered by Licensee or Sub-licensee within 120 days, absent catastrophic events or Acts of God. The Parties agree, on a best efforts basis, to schedule the fabrication and deployment of the units so as to most efficiently make use of PROVEN’S fabrication facilities. If in the event PROVEN is bankrupt, insolvent, unwilling or unable to commence or complete the fabrication and manufacturing of a unit, then and in that event, the Licensee or Sub-licensee shall have the right to obtain the services of a third party for the purposes of manufacturing, fabricating, constructing and deploying units until such time as PROVEN is able to recommence its operations and meet the timeframe set forth above.”

IN WITNESS WHEREOF the undersigned have duly executed this Agreement this 4th day of January, 2011.

PROVEN ENGINEERING & TECHNOLOGIES, LLC

By:	/s/ Gary Stevenson	/s/ William A. Carmichael
	Gary Stevenson, President and Member	William A. Carmichael
VP and Member

ARRAKIS OIL RECOVERY, LLC

By:	/s/ Jeffery T. Wilson
Jeffery T. Wilson, Managing Member

EXHIBIT B

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made and entered into as of the 23rd day of June, 2011, by and between MDEChem, Inc., a Texas corporation, with its principal place of business located at 923 10th Street, Suite PMB 101, Floresville, Texas 78114 (“Owner”) and Imperial Petroleum, Inc., a Nevada corporation, its principal place of business located at 101 NW 1st Street, Suite 213, Evansville, IN 47708 (“Licensee”).

RECITALS

A. Owner has developed a surface-washing agent, which is a chemical catalyst that separates oil from sand and other materials, and is marketed under the trademark SANDKLENE 950 (“Licensed Product”).

B. Licensee has developed and licensed process equipment (“Equipment”) that when used in conjunction with the Licensed Product separates organic and inorganic materials, such as but not limited to (i) separating oil from beach sand; (ii) cleans oil fields from oil residue, and (iii) processes tar sands and tar sands tailings.

C. Owner has agreed to grant Licensee a worldwide (“Territory”) exclusive right and license to use the Licensed Technology (as defined herein) and to manufacture or have manufactured, and use, [sell and distribute] the Licensed Product, subject to the terms and conditions herein; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

AGREEMENT

1. Recitals. The above recitals are made a part hereof by this reference.

2. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 2 and shall be equally applicable to both the singular and plural forms.

2.1 “Improvement” or “Improvements” means any improvement, modification, adaptation, innovation or invention, whether patentable or not, within or in relation to the Licensed Product and/or the Licensed Technology and without limiting the generality of the foregoing includes all elements included within the definition of Licensed Technology.

2.2 “Licensed Technology” means all Licensed Technology and know-how related to the Licensed Product, whether or not patented or patentable, including all drawings, written and oral recitations of data, concepts, industrial designs, molds for manufacture, prototypes, specifications, manufacturing and assembly procedures, trade secrets, all patents, information including confidential information, diagrams, statements, assessments, analyses, details, technical data and reports, flow charts, designs, manuals, engineering drawings, engineering advice, ideas or other unwritten data in the form of computer software or computer programs or any part thereof in any code or language, created, invented, developed, discovered, written, owned or licensed by Owner (including without limitation the Improvements).

3. Grant of Licenses; Transfer of Licensed Technology; Technical Assistance.

3.1 License. Owner hereby grants to Licensee, and Licensee hereby accepts from Owner, upon the terms and subject to the conditions of this Agreement, an exclusive right and license to use the Licensed Technology to manufacture, including to have manufactured, the Licensed Product, and to use, the Licensed Product within the Territory. The license granted herein shall include the exclusive right to use the Licensed Technology to (i) manufacture the Licensed Product [or to have the Licensed Product manufactured by a domestic or foreign third party]; (ii) to incorporate the Licensed Product in the Equipment; (iii) to use, [sell and distribute] the Licensed Product, as incorporated in the Equipment, in the Territory; and (iv) to make Improvements to the Licensed Product. Licensee shall be responsible for supervising the acts of its own factories and for overseeing the manufacture and use of the Licensed Product.

3.2 Right to Copy. Owner grants Licensee a license to copy any and all Licensed Technology furnished by Owner under this Agreement and any information with respect to Improvements furnished by Owner solely for the purposes of this Agreement. All Licensed Technology, includes copies thereof, shall be immediately returned to Owner upon the termination of this Agreement in accordance with Section 9 hereof.

3.3 Delivery of Licensed Technology. Owner hereby agrees that it shall, immediately after the execution and delivery of this Agreement, provide to Licensee all Licensed Technology as may be necessary or useful for the manufacture and use of the Licensed Product as contemplated by this Agreement, including existing prototypes of the Licensed Product, and designs and other quality specifications pertaining to the Licensed Product.

3.4 Owner Technical Assistance. Owner shall furnish to Licensee such supervisory, skilled and technical personnel, and shall provide such training to Licensee’s personnel for the manufacture of the Licensed Product, as in Licensee’s judgment may be necessary and sufficient to permit Licensee to exercise its rights and licenses hereunder. Such assistance shall include, without limitation:

(a) delivering to Licensee and its agents prototypes and copies of plans and specifications and other materials concerning the Licensed Technology and the Licensed Product, which exist at the date of this Agreement;

(b) consulting with Licensee on the manufacture, operation, modifications and improvements of the Licensed Product and providing Licensee with reasonable access to persons employed by Owner and to persons engaged as independent contractors by Owner, including but not limited to engineers and consultants who, or which, have worked on the Licensed Technology and the Licensed Product; and

(c) cooperating with Licensee to develop specifications and quality control standards for the manufacture of the Licensed Product by Licensee.

2

4. Payment of Royalties.

4.1 One-Time Fee. In exchange for the license granted hereunder, and upon the execution of this Agreement, Licensee shall pay to Owner a one-time fee of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) and 100,000 shares of the restricted common stock of Imperial Petroleum, Inc. (OTCBB Symbol: IPMN). The shares when issued will be fully paid and non-assessable.

4.2 Monthly Royalty Fee; Reports.

(a) The commercial terms of the MDEChem/Proven agreement signed 04/23/2010 will stay in effect, a copy of which is attached hereto as Exhibit B.

(b) When Licensee is the producer of the Chemical the Licensee shall pay Owner $1.75 for every gallon of the Licensed Product manufactured by Licensee (“Royalty Fee”). Such Royalty Fee shall be paid to Owner on a monthly basis calculated by the total gallons manufactured in the preceding calendar month. Any Royalty Fee outstanding for more than sixty (60) days shall accrue interest at 6% percent annually.

(c) In conjunction with Licensee’s payment of the Royalty Fee, Licensee shall submit a monthly production report (“Production Report”) to Owner detailing the production volume of the Licensed Product during the preceding calendar month and containing any additional information as reasonably required by Owner.

4.3 Audit. Throughout the term of this Agreement, Owner shall have the ongoing right to perform, at any time by providing reasonable notice to Licensee, an audit to determine Licensee’s production and use volume of the Licensed Product to validate the Production Report and the Royalty Fee and to further determine Licensee’s compliance with this Agreement.

5. Manufacturing.

5.1 Manufacture. Licensee may manufacture the Licensed Product at a facility or facilities that Licensee owns or leases [, or it may employ foreign or domestic independent subcontractors to manufacture the Licensed Product]. Licensee shall be responsible for supervising the manufacture and use of the Licensed Product.

5.2 Quality Control. Owner, in order to maintain quality standards of the Licensed Product, shall have the ongoing right to review, inspect and approve the manufacture of the Licensed Product at Licensee’s facilities from time to time upon reasonable notice to Licensee. Each of Licensee’s facilities shall maintain the quality control standards fully described on Exhibit A hereto. Such quality control standards may be updated by Owner from time to time.

5.3 Warranty. All Licensed Products manufactured pursuant this Agreement will conform to Owner’s written specifications as provided by Owner and accepted by Licensee. Licensee warrants that the Licensed Products shall be free from defects in material and workmanship.

3

6. Improvements; Licensee’s Technology.

6.1 Owner’s Improvements. Owner may update, refine and make Improvements to the Licensed Product and the Licensed Technology. Owner shall immediately communicate to Licensee any Improvement it makes with respect to the Licensed Product or the Licensed Technology and shall fully disclose the nature and manner of effecting the Improvement, and the licenses hereby granted shall extend to the right to manufacture or have manufactured and use, [sell and distribute] the Licensed Product utilizing such Improvement.

6.2 Ownership of Improvements. Throughout the term of this Agreement, the parties may develop Improvements to the Licensed Product and the Licensed Technology and shall be entitled to maintain and enjoy the use thereof. Any such Improvements shall be the sole property of Owner.

6.3 Licensee’s Technology. Licensee may incorporate the Licensed Product manufactured by or on behalf of Licensee into its own Equipment or other technology for Licensee’s use in accordance with this Agreement, and such Equipment and technology shall at all times remain the exclusive property of Licensee.

7. Warranties, Representations And Covenants.

7.1 Owner’s Warranties and Representations. Owner represents and warrants that:

(a) it has independently created and developed the Licensed Technology and the Licensed Product;

(b) it owns all right, title and interest in and to the Licensed Technology and the Licensed Product and it has not assigned or transferred the Licensed Technology or the Licensed Product, in whole or in part, to any other party;

(c) it has the right to grant the licenses [and sublicenses] to Licensee set forth in this Agreement;

(d) it is a corporation duly incorporated, validly existing and in good standing under the laws of Texas;

(e) it has the power and authority to enter into this Agreement, and the person signing this Agreement on behalf of Owner has been duly authorized to execute this Agreement on behalf of Owner; and

(f) the execution and performance of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in a breach of, or constitute a default under, any contract, agreement or instrument by which Owner is bound.

4

7.2 Licensee’s Representations and Warranties. Licensee represents and warrants that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in the State of Indiana; and

(b) it has the power and authority to enter into this Agreement, and the person signing this Agreement on behalf of Licensee has been duly authorized to execute this Agreement on behalf of Licensee.

8. Term. This Agreement shall become effective as of the date first written above and shall continue for an initial period of twenty (20) years, unless sooner terminated pursuant to the provisions of Section 9 hereof. The term of this Agreement shall be automatically renewed for successive two (2) year periods thereafter, unless either party hereto gives to the other party written notice of non-renewal at least sixty (60) days prior to the then current expiration date.

9. Termination.

9.1 Breach. In the event of a breach of this Agreement, the non-breaching party shall be entitled to terminate the Agreement, at any time; provided, however, that if such failure by its nature can be cured, then the party in breach (“Breaching Party”) shall have a period (“Cure Period”) of thirty (30) days after it receives written notice of such failure to cure the same, provided, further, that if the Breaching Party commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate.

9.2 For Cause. Owner reserve the right to terminate this Agreement immediately at any time if and when Licensee becomes insolvent, declares bankruptcy, or uses the Licensed Products in contradiction to the terms and conditions of this Agreement or if the Licensee fails to manufacture or use the Licensed product for a consecutive 12 months.

9.3 Activity after Expiration or Termination. In the event of termination of this Agreement, Licensee shall immediate cease the manufacture of the Licensed Product. Licensee shall have the right to use any Licensed Product manufactured prior to the termination of this Agreement. Notwithstanding the expiration or earlier termination of this Agreement, Owner shall have the right to recover any sums due at the time of expiration or termination and also any other sums that accrue as a result of manufacturing permitted to be carried on after expiration or termination. No expiration or earlier termination shall impair or defeat those obligations set out elsewhere in this Agreement which require a party to do or refrain from doing any specified act or acts after expiration or termination of this Agreement.

10. Confidentiality. Except as expressly provided in this Agreement, each of the parties agrees to keep strictly confidential, and not to disclose to third parties, all of the Confidential Information (as hereinafter defined) of the other party. In the absence of the express prior written consent of the other party, neither party shall disclose any such Confidential Information to any third parties. In the event that either party shall grant its written consent to the disclosure of Confidential Information to a third party, the party making such disclosure shall use its best efforts to ensure that the third party accepts and adheres to an obligation not to further disclose

5

any such information. “Confidential Information” as used herein means and includes the following (i) the Licensed Technology; (ii) any other information concerning the Licensed Product which has independent economic value, actual or potential, from not being generally known to the public or to other persons or entities who can obtain economic value from its disclosure or use; and (iii) other confidential information relating to a party’s business including, without limitation, software, source code, object code, data, know-how, trade secrets, procedures and techniques, financial information, sales and marketing plans, price lists, pricing policies, and customer lists and information.

11. Infringement.

11.1 Defense of Licensed Technology.

(a) If Owner undertakes the defense or prosecution of any matter involving Owner’s rights in the Licensed Technology or the Licensed Product, Licensee shall fully cooperate with Owner in relation to such action and the costs and expenses of any such action shall be borne by Owner, and the proceeds of such action shall belong to Owner, or Licensee may choose to participate in such action, in which case both parties shall bear their own costs of the action and the proceeds shall be divided between the parties proportionately in accordance with the costs expended by each party.

(b) If Owner chooses not to prosecute any action involving Owner’s rights in the Technology or the Licensed Product, Licensee may do so on its own behalf, and in that event, Owner shall fully cooperate with Licensee in relation to such action, and the costs and expenses of any such action shall be borne by Licensee. Licensee shall receive all proceeds from such an action. Owner agrees that it is not entitled to and that it has no claim to any proceeds from such an action.

11.2 Defense of Third Party Infringement Claim. If either party becomes aware that any third party alleges that the use of any part of the Licensed Technology or Licensed Product infringes any rights of such person, such party shall promptly report the matter in full detail to the other party. In the event such an allegation is made, Licensee may, in its sole discretion, take all such steps which it deems necessary to enforce Licensee’s rights in respect of the Licensed Technology and the Licensed Product and Owner shall take all reasonable actions requested by Licensee to protect its rights hereunder. Owner shall assist Licensee in connection with all steps which may be taken by Licensee to defend against infringement in respect of the Licensed Technology or the Licensed Product. Licensee shall be entitled to any and all sums recovered from a third party that alleges infringement. If the Licensed Product is declared to be invalid in any action for infringement or other proceeding, all royalties payable hereunder shall at the option of Licensee cease to be payable.

12. Force Majeure. Neither party shall be held responsible for any loss, damage or delay suffered by the other party owing to any cause that is beyond the reasonable control of the defaulting party and cannot be attributed to negligence or willful nonperformance of its obligation. Such causes include wars, terrorist acts, embargoes, riots, civil disturbances, fires, storms, floods, hurricanes, earthquakes, strikes and labor disputes and government acts and restrictions. Either party wishing to invoke this Section 12 shall give written notice to the other

6

party stating the relevant cause. The defaulting party shall promptly resume performance of its obligations after such cause or causes cease to operate; provided, however, that if the condition continues for a period of more than ninety (90) days, the non-defaulting party shall have the right to terminate this Agreement by giving written notice of termination.

13. Arbitration.

13.1 Negotiation/Arbitration Process. The parties will attempt to settle any dispute arising out of or relating to this Agreement, or the breach thereof, through good faith negotiation between the parties. If settlement cannot be reached through good faith negotiation within thirty (30) days after the initial receipt by the allegedly offending party of written notice of the dispute, the controversy or claim shall be settled by binding arbitration conducted before a single arbitrator who is knowledgeable in commercial law and licensing practices. Either party may submit the dispute to arbitration. The arbitration will be conducted in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration will be held in Houston, Texas. The arbitrator shall be mutually agreed upon by the parties, but if they are unable to agree on an arbitrator, the arbitrator shall be appointed by AAA. All arbitration proceedings shall be closed to the public and confidential. All records relating thereto shall be permanently sealed, except as necessary to obtain court confirmation of the arbitrator’s decision.

13.2 Documents and Testimony. After arbitration has commenced, the parties will cooperate with each other to provide those documents and testimony to allow fair resolution by the arbitrator. If either party believes that the other is not fully cooperating, then, upon a determination by the arbitrator that such is the case, the arbitrator may order the parties to conduct discovery with the rights and privileges as would be granted to the parties under the Texas Rules of Civil Procedure.

13.3 Arbitration Award. The arbitrator will be bound by the terms and conditions of this Agreement and shall have no power, in rendering his or her award, to alter or depart from any express provision of this Agreement, and his or her failure to observe this limitation shall constitute grounds for vacating the award. Except as otherwise provided in this Agreement, the arbitrator shall apply the law specified in Section 14.1 below. The arbitrator will not be empowered to award punitive damages except for willful misconduct. The award of the arbitrator shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof.

13.4 Equitable Remedies. The parties each acknowledge that any use of Confidential Information which is not in accordance with the terms of this Agreement or any violation of the restrictions imposed on its use of the Licensed Technology would cause irreparable harm for which there would be no adequate remedy at law. Accordingly, in the event of any such violation (and notwithstanding the parties’ agreement to arbitrate all disputes), the party whose rights have been violated by such breach shall be entitled to immediate injunctive relief (temporary, preliminary or permanent, as the case may be) against the breaching party, its officers and employees, in addition to such other rights and remedies to which the non-breaching party may be entitled by law. In the event any such injunction is entered, the breaching party shall pay all expenses incurred by the non-breaching party in obtaining such injunction including, without limitation, its attorneys’ fees.

7

14. Miscellaneous.

14.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

14.2 Assignment. Licensee may not assign its rights or obligations under this Agreement without the prior written consent of the Owner, except Licensee may assign its rights or obligations under this Agreement at any time to a subsidiary controlled by Licensee, with notification to the Owner.

14.3 Litigation Costs. Except as previously provided in Section 11 hereof, in the event of any litigation, arbitration or other dispute arising as a result of or by reason of this Agreement, the parties hereto shall share all costs in connection therewith, including, reasonable attorneys’ fees, and all other costs and expenses incurred in connection with settling or resolving such dispute.

14.4 Entire Agreement/Modification. This Agreement represents the entire understanding between the parties hereto, supersedes all previous agreements, letters of intent or understandings, and shall not be varied in its terms by any oral agreement or representation or otherwise than by an instrument in writing of subsequent date hereto, executed by both parties by their duly authorized representatives.

14.5 Relationship of the Parties. Nothing herein shall be construed to place the parties in the relationship of partners, joint venturers, affiliates or agents, and neither party shall have the power to bind or obligate the other in any manner whatsoever, other than as specifically provided herein.

14.6 Notices. Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by facsimile or by certified mail, postage prepaid, return receipt requested, in any post office in the United States of America, as follows:

If to Owner:	MDEChem, Inc.
923 10th Street, Suite PMB 101
Floresville, Texas 78114
Attn: Paul W. Sack

With a copy to:	Holland and Knight LLP
131 S. Dearborn, Floor 30
Chicago, Illinois 60603
Attn: David S. Mann

8

If to Licensee:	Imperial Petroleum, Inc.
101 NW 1st Street, Suite 213
Evansville, IN 47708

Attn: Jeffrey T. Wilson

Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above. Notices given as herein provided shall be considered to have been given on the date transmitted if by facsimile or three (3) days after mailing if by certified mail.

14.7 Non-Waiver. The waiver, express or implied, by either party hereto of any right hereunder or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach hereof by such other party.

14.8 Effect of Headings. Headings to sections of this Agreement are to facilitate reference only, do not form a part of this Agreement and shall not in any way affect the interpretation hereof.

14.9 Counterparts. This Agreement may be executed in one or more counterpart copies, each of which, when duly executed by a party hereto and delivered to another party hereto, shall be of equal legally binding effect.

14.10 Survival. Sections 9 (Termination) and 10 (Confidentiality) shall survive the expiration or termination of this Agreement for any reason.

14.11 Severability. The provisions of this Agreement are severable and if any provision shall be held invalid or unenforceable, in whole or in part, then such invalidity or unenforceability shall affect only such provision.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

OWNER:

MDEChem, Inc.,
A Texas corporation

By:	/s/ Paul W. Sack
Name:	Paul W. Sack
Title:	President

LICENSEE:

Imperial Petroleum, Inc.
A Nevada corporation

By:	/s/ Jeffrey T. Wilson
Name:	Jeffrey T. Wilson
Title:	President

EXHIBIT A

PROVEN/MDECHEM AGREEMENT

AGREEMENT

This Agreement is made this 23rd day of April, 2010 by and between MDEChem, Inc., a Texas corporation with offices in Wilson County, Texas (“MDEChem”) and Proven Technologies, LLC, a Nevada limited liability company with offices in Harris County, Texas (“Proven Tech”), and the parties agree as follows.

WHEREAS, Proven Tech desires to market and distribute MDEChem’s “Si” product to be used in conjunction with Proven Tech’s materials processing equipment, and

WHEREAS, MDEChem desires to convey and assign to Proven Tech the rights to use, market and distribute MDEChem’s Si Product in operations that include material recovery connected with oil shale, oil sands, tar sands, oil ponds, soil washing, clean coal processes and other mutually agreed applications.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the parties agree as follows:

CONSIDERATION: Proven Tech shall pay to MDEChem, upon receipt of product, the actual costs incurred for chemicals, chemical processing, and blending expenses and a 7.5% administration fee that is calculated on the total actual costs of the chemicals, chemical processing, blending, for each order processed. Proven Tech shall be responsible for all packaging and freight charges. Proven Tech will market the Si Product and pay MDEChem 50% of the gross sale proceeds minus all the incurred costs detailed herein, but not less than $1.75 per gal. Proven Tech will provide MDEChem with 30 days notice of the product necessary to fulfill Proven Tech’s requirements.

REPRESENTATIONS AND WARRANTIES: Each party hereby indemnifies and holds the other party harmless in the event any action or liability is asserted or claimed against the other for the use of the technology as stated herein.

DEFAULT: In the event Proven Tech or MDEChem fails to perform the material obligations herein and such failure continues for a period in excess of 60 days after written notice of default, then this agreement shall terminate.

NOTICES: Any notices may be given by e-mail or regular mail, the email and mail address of Proven Tech being: E-mail- gary@proventechllc.com and Address – Proven Technologies, LLC, 1729A Brittmoore Road, Houston, TX 77043, and the email and mailing address of MDEChem being: E-mail – pwsack@mdechem.com and Address – MDEChem, Inc., 1000 C Street, Floresville TX 78114. The parties may change the foregoing addresses by giving notice to the other party.

GOVERNING LAW: This Agreement shall be construed under and governed by the laws of the State of Texas.

SEVERABILITY: Any provision hereunder that is deemed illegal, unenforceable, or void shall be considered not a part of this Agreement and the remaining provisions shall remain in full force and effect.

ELECTRONIC OR FACSIMILE EXECUTION: Electronically signed or executed facsimile copies of this Agreement shall serve as originals.

ENTIRE AGREEMENT: This is the entire agreement between the parties. Any changes or additions must be executed by both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective the 23rd day of April, 2010.

MDEChem, Inc.:	Proven Technologies, LLC:

/s/ Paul W. Sack	/s/ Gary Stevenson
Paul W. Sack, President and CEO	Gary Stevenson, President

ASSIGNMENT AND CONVEYANCE OF LICENSE AGREEMENT

THAT, the undersigned, IMPERIAL PETROLEUM, INC., a Nevada corporation whose address is 101 NW 1st Street, Suite 312, Evansville, IN 47708 herein called “Assignor”, in consideration of One Hundred Dollars ($1,00.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, convey, sell, assign and transfer unto PHOENIX METALS, INC. dba IMPERIAL CHEMICAL COMPANY, a Texas corporation, whose address is 4533 Brittmoore Rd., Houston, TX 77041, herein called “Assignee”, all of Assignor’s undivided and record title interest in and unto that certain License Agreement dated June 23, 2011 by and between Imperial Petroleum, Inc., as Licensee and MDEChem, Inc. as Owner, together with all of Assignor’s undivided and record title interest in and to any royalties, overriding royalties and payments out of production out of said License Agreement as attached hereto and made a part hereof as Exhibit “A”.

This grant shall run, and the rights, titles and privileges hereby granted shall extend to Assignee herein, and Assignee’s heirs, administrators, executors and assigns forever.

This assignment is made subject to any rights now existing under the License Agreement to any person or assigns heretofore executed and now of legal record: It being understood and agreed that said Assignee shall have, receive and enjoy the herein granted interests in and to all bonuses, rents, royalties and other benefits which may accrue there under from and after the date hereof, precisely as if the Assignee herein had been at the date of making said License Agreement above described.

This Assignment is made without warranty of title, either express or implied, except as to claims arising by, through or under Assignor. This Assignment is made with full substitution and subrogation of Assignee in and to all covenants and warranties by others heretofore given or made in respect of the property and interests assigned hereby or any part thereof.

TO HAVE AND TO HOLD the above described License Agreement with all and singular the rights, privileges and appurtenances there under or anywise belonging to said Assignor herein, its successors and assigns forever.

This Assignment may be executed by signing the original or a counterpart thereof. If this Assignment is executed in counterparts, all counterparts taken together shall have the same effect as if all the parties had signed the same instrument.

[Remainder of page intentionally left blank]

1

EXECUTED this 5th day of August 2011.

Assignor:
IMPERIAL PETROLEUM, INC

/s/ Jeffrey T.
By:	Jeffrey T., President

Agreed to and accepted by Assignee:

Assignee:
PHOENIX METALS, INC., dba IMPERIAL CHEMICAL COMPANY

/s/ Sam Wernli
By:	Sam Wernli, President

2

EXHIBIT C

SUBLICENSE AGREEMENT

THIS SUBLICENSE AGREEMENT (this “Agreement”) is made and entered into as of April 6th, 2012 (the “Effective Date”) by and between Arrakis Oil Recovery, LLC, a Delaware limited liability corporation, having its principal place of business at PO Box 1006, Evansville, IN 47706 (“Licensor”), and MidAmerica Oil Sands, LLC, a Kentucky limited liability corporation having its principal place of business at 101 NW 1st Street, Suite 213 Evansville, IN 47708 (“Licensee”). (Licensor and Licensee are collectively referred to herein as the “Parties”).

RECITALS

WHEREAS, Licensor owns a non-exclusive License to certain technology and processes from Proven Engineering and Technologies, LLC (“Proven”) useful for, among other things, the recovery of bitumen and oil from oil and tar sands and limestone rock asphalt and an inland oil recovery barge technology, processes and equipment developed and designed for the recovery of bitumen and oil from tailings ponds and reservoirs, which includes without limitation high velocity shearing eductors, abrasion resistant hydrocyclones, Weir Tank coalescing technology and certain proprietary chemicals, that has been patented; is subject to pending patents; and/or is being held on a proprietary basis pending patent application (the “Technology”);

WHEREAS, the Technology is subject and/or will be subject to certain copyrights, trademarks, service-marks, trade secrets, patents, patent applications (pending or otherwise), continuations, continuations-in-part, and licenses held by Proven and any future patent applications, moral rights, contract rights, process technology and other proprietary rights licensed by Licensor from Proven and useful in the recovery of bitumen and oil from oil and tar sands and limestone rock asphalt or through inland oil recovery barge technology, processes and equipment (the “Intellectual Property”);

WHEREAS, the Technology and Intellectual Property are owned by Proven but have been licensed to Licensor and Licensor has the right under the original license agreement with Proven to sublicense the Technology and Intellectual Property provide such sublicenses are subject to the provisions of the original license agreement;

WHEREAS, Licensee, in conjunction with certain development partners and third parties desires to obtain a non-exclusive sublicense from Licensor and to utilize the Technology and Intellectual Property to [i] practice, use and exploit the Technology and Intellectual Property including any improvements thereon for any purposes in the United States; and [ii] incorporate the Technology and Intellectual Property into processes, methods, and products necessary or convenient for their business in the United States, including establishing, constructing and operating certain facilities;

NOW, THEREFORE, in consideration of the mutual warranties, covenants and obligations set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 – GRANT OF SUBLICENSE

1.01 Grant of Non-Exclusive Sub-License. In consideration of the sums paid hereunder and the mutual consideration of the Parties hereto, the receipt and sufficiency of which are hereby acknowledged, commencing upon the Effective Date, Licensor, upon the terms and conditions contained in this Agreement, hereby grants to Licensee a non-exclusive sublicense and the non-exclusive right and license to utilize the Technology and Intellectual Property to, among other things, [i] practice, use and exploit the Technology and Intellectual Property including any improvements thereon for any purposes in the United States; and [ii] incorporate the Technology and Intellectual Property into processes, methods, and products necessary or convenient for their business in the United States, including establishing, constructing and operating facilities.

ARTICLE 2 – TERM

Except as otherwise provided in this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue for so long as the Licensee is not in default of this Agreement (the “Term”).

ARTICLE 3 – FEES

Licensee shall pay a royalty fee of [i] one and a quarter percent (1.25%) of gross revenues received by Licensee from the use and/or application of the Technology and Intellectual Property in the United States to Licensor; and [ii] two and one-half percent (2.50%) of gross revenues received by Licensee from the use and/or application of the Technology and Intellectual Property in the Exclusive Territory to Proven, pursuant to the January 1, 2011 agreement between Licensee and Proven as amended, (collectively the “Royalty Payments”). Licensee shall remit Royalty Payments based on gross revenues as actually earned and received on a monthly basis within fifteen (15) days of the end of a month. “Gross Revenue” means revenue of Licensee derived from the use or application of the Technology, and in the case of a licensing fee or royalty charged by Licensee means that licensing fee or royalty without deduction for expenses, but not including value added taxes applicable.

ARTICLE 4 – TRAINING AND FABRICATION

4.01 Training and Technical Support. Licensor agrees to provide training, technical support and advice to Licensee in perpetuity, related to the use, practice, exercise, implementation, exploitation or commercialization of any and every aspect of the Technology and Intellectual Property. The cost of travel, per diem per man, the cost of supervision on site, shall be paid by the Licensee or end user to the Licensor.

4.02 Fabrication of Processing Units. Licensor and Licensee agree that Proven retains the exclusive right to fabricate, manufacture, assemble and maintain/service the equipment and processing units utilized by the Licensee covering the use and/or exploitation of the Technology and Intellectual Property at a price of cost plus ten percent (10%) pursuant to the original License agreement. Licensor shall use its reasonable best efforts to cause Proven to timely fabricate equipment on behalf of Licensee when ordered.

ARTICLE 5 – REPRESENTATIONS AND WARRANTIES

5.01 Nature of the Intellectual Property. Licensor represents with respect to the Technology and Intellectual Property that:

(a) Licensor has the irrevocable and exclusive right and license to grant the license to use the Technology and Intellectual Property herein; and

(b) There is no pending or threatened action or judgment that has been commenced or filed in connection with the Technology and Intellectual Property and there is no pending or threatened claim or dispute in connection with the Technology and Intellectual Property.

5.02 Licensor’s Covenants Regarding its Authority. Licensor hereby covenants and warrants:

(a) Licensor is duly formed and validly existing under the laws of the State of Nevada, with all necessary power and authority to enter into this Agreement and to consummate the transactions herein contemplated. The execution and delivery hereof and the performance by Licensor of its obligations hereunder will not violate or constitute an event of default under any material terms or material provisions of any agreement, document, instrument, judgment, order or decree to which Licensor is a party or by which Licensor is bound.

(b) Licensor has caused all proceedings required to be taken by or on behalf of Licensor to authorize the Licensor to make and deliver this Agreement and to perform the covenants, obligations and agreements of Licensor hereunder and that no further approval to the execution or delivery of this Agreement by Licensor or the performance by Licensor of its covenants, obligations and agreements hereunder is required from any board of directors, shareholder, creditor, investor, judicial, legislative or administrative body, governmental authority or other person, other than any such approval which already has been unconditionally given, and this Agreement will be binding upon the Licensor in accordance with its terms.

5.03 Licensee’s Covenants Regarding the Technology and Intellectual Property. Licensee shall not directly or indirectly, at any time during the Term of this Agreement or after its termination or expiration, contest the validity of the ownership of the Technology and Intellectual Property or assist any person in contesting the validity or ownership of the Technology and Intellectual Property.

5.04 Indemnification. Licensor shall indemnify, defend and hold Licensee harmless from and against any loss, liability, cost, claim, damages, judgment or expense of any kind, including, but not limited to, attorneys’ fees, expert fees, and costs of suits, arising out of or in any way related to Licensee’s exercise of the rights granted in this Agreement or any breach of Licensor’s representations and warranties set forth in this Agreement.

ARTICLE 6 – TRANSFERABILITY

6.01 Assignability. This Agreement is not assignable by either party hereto without the express written consent of the other party, except that either party may assign this Agreement to a subsidiary or affiliate in which it controls at least 50% of the voting stock. Each party hereto agrees to provide written notice of said transfer within thirty (30) days of the date of said transfer.

ARTICLE 7 – COMPLIANCE WITH LAWS

7.01 Licenses. The Parties shall timely obtain and continue in effect during the Term of this Agreement any permit, certificate or license necessary for the full and proper conduct of their respective businesses.

7.02 Compliance with Laws. The Parties shall comply with all federal, state, and local laws, rules and regulations, related to their respective businesses.

ARTICLE 8 – DEFAULT AND TERMINATION

8.01 Default by Licensee. In the event that Licensee breaches this Agreement, the Licensor shall notify Licensee in writing, which notice shall specify the nature of the breach, and Licensee shall have thirty (30) calendar days to cure the breach, or if such breach is not reasonably curable within the thirty (30) calendar days, such additional time as may be reasonably necessary to cure the breach provided that Licensee is diligently pursuing cure. If the breach has not been fully cured within such time, or if a petition in bankruptcy is filed by Licensee or such a petition is filed against and consented to by Licensee, the Licensor may seek all rights and remedies available under the law or in equity.

8.02 Default by Licensor. In the event that Licensor breaches this Agreement, the Licensee shall notify Licensor in writing, which notice shall specify the nature of the breach, and Licensor shall have thirty (30) calendar days to cure the breach, or if such breach is not reasonably curable within the thirty (30) calendar days, such additional time as may be reasonably necessary to cure the breach provided that Licensor is diligently pursuing cure. If the breach has not been fully cured within such time, or if a petition in bankruptcy is filed by Licensor or such a petition is filed against and consented to by Licensor, the Licensee may seek all rights and remedies available under the law or in equity.

8.03 Operations Post-Termination or Expiration. In the event that this Agreement is terminated or expires, Licensee shall retain the right to operate and use the Technology and Intellectual Property for any existing facilities installed, or in the process of being installed, by Licensee prior to the termination or expiration date and subject to the payment of the Royalty Payments as provided herein. Similarly, the termination or expiration of this Agreement shall not relieve the Licensee from paying the applicable Royalty Fees to Licensor thereafter.

ARTICLE 9 – MISCELLANEOUS

9.01 Independent Contractor. Nothing in this Agreement creates a fiduciary relationship between the Parties hereto. Licensee is an independent contractor, and nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. During the Term of this Agreement and any extensions hereof, Licensee shall hold itself out to the public as an independent contractor operating the business pursuant to a license from Licensor and as an authorized user of the Technology and the Intellectual Property that are owned by Licensor. Nothing in this Agreement authorizes either party to make any contract, agreement, warranty or representation on the other’s behalf, or to incur any debt or other obligation in the other’s name.

9.02 Approvals and Waivers. Approvals and consents by either party will not be effective unless evidenced by writing signed by such party. Either party’s consent, wherever required, may be withheld if any default by the other party exists under this Agreement.

9.03 Notices. Any notice, demand or other communication required or desired to be given under this Agreement shall be in writing and shall be deemed given [i] upon receipt when delivered by hand; [ii] one (1) business day after being sent by facsimile (with a transmission receipt verified by the sender and a hard copy promptly dispatched by United States mail, postage prepaid); [iii] one (1) business day after being sent by Federal Express or other nationally recognized overnight courier for next business day delivery, fee prepaid; or [iv] three (3) days after being mailed by first-class certified or registered mail, return receipt requested, postage prepaid, in all cases addressed as follows:

Notices to LICENSOR:	ARRAKIS OIL RECOVERY LLC
PO Box 1006
Evansville, IN 47706
Attn: Aaron M. Wilson, President

Notices to LICENSEE:	MidAmerica Oil Sands, LLC
101 NW 1st Street, Suite 213
Evansville, IN 47708
Attention: Aaron M. Wilson, Manager

A party may change the party’s address by giving notice of the address change in accordance with this Section.

10.04 Entire Agreement. This Agreement contains the entire agreement between the Parties hereto; there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the Parties other than those set forth herein. No agreement of any kind relating to the matters covered by this Agreement shall be binding upon either party unless and until the same has been made in writing and executed by all interested Parties. Any amendment or modification of this Agreement must be signed by both Parties before it is effective.

10.05 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provisions provided that the severance of such provision(s) does not result in a material failure of consideration under this Agreement to either party hereto.

10.06 Construction.

(a) All captions in this Agreement are intended solely for the convenience of the Parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

(b) All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Licensee shall be deemed jointly and severally undertaken by all the Parties hereto on behalf of Licensee.

(c) This Agreement may be executed in duplicate, and each copy so executed shall be deemed an original. A signature received by facsimile or electronic mail by a party to this Agreement is as binding as an original signature delivered to that party.

(d) This Agreement may only be amended by a writing executed by the Parties hereto.

10.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana, without reference to its conflicts of laws provisions.

10.08 Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and costs of suit, including, but not limited to, fees and costs of appeal.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed, sealed and delivered this Agreement on the day and year first above written.

LICENSEE:		LICENSOR:
MIDAMERICA OIL SANDS, LLC		ARRAKIS OIL RECOVERY, LLC

By:	/s/ Aaron M. Wilson	By:	/s/ Jeffrey T. Wilson
	Aaron M. Wilson		Jeffrey T. Wilson
Title:	Manager	Title:	Managing Member

Date:		Date: